Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

by and between

COREBRIDGE FINANCIAL, INC.

AND

AMERICAN INTERNATIONAL GROUP, INC.

Dated as of September 14, 2022

-i-

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 14, 2022, is by and between Corebridge Financial, Inc., a Delaware corporation (the “Company”) and American International Group, Inc., a Delaware corporation (“AIG”).

WHEREAS, as of the date hereof, AIG owns 90.1% of the issued and outstanding shares of Company Common Stock; and

WHEREAS, pursuant to that certain Master Separation Agreement, dated as of September 14, 2022, by and between the Company and AIG (as amended from time to time, the “Separation Agreement”), AIG intends to offer and sell to the public shares of Company Common Stock pursuant to a registration statement on Form S-1, as more fully described in the Separation Agreement (the “IPO”), immediately following which offering and sale AIG will continue to own shares of Company Common Stock; and

WHEREAS, the Company and AIG desire to enter into this Agreement to set forth the terms and conditions of the registration rights and obligations of the Company and AIG.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

Article I
INTRODUCTORY MATTERS

1.1              Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“AAA” has the meaning set forth in Section 6.6(a).

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing. For purposes of this Agreement, it is expressly agreed that, prior to, at and after the Separation Time, (a) no member of the Company Group shall be deemed to be an Affiliate of any member of the AIG Group and (b) no member of the AIG Group shall be deemed to be an Affiliate of any member of the Company Group.

“AIG” has the meaning set forth in the Preamble.

“Ancillary Agreements” has the meaning set forth in the Separation Agreement.

“AIG Group” means AIG and each Person that is a Subsidiary of AIG (other than the Company and any other member of the Company Group).

“Applicable Law” means any domestic or foreign statute, law (including the common law), ordinance, rule, regulation, published regulatory policy or guideline, order, judgment, injunction, decree, award or writ of any court, tribunal or other regulatory authority, arbitrator, governmental authority, or other Person having jurisdiction, or any consent, exemption, approval or license of any governmental authority that applies in whole or in part to a party and, with respect to the Company, includes the Exchange Act, the Securities Act, the General Corporation Law of the State of Delaware, the rules of the SEC, insurance company laws and all related regulations, guidelines and instructions and the rules of the New York Stock Exchange and any other exchange or quotation system on which the securities of the Company are listed or traded from time to time.

“Argon” means Argon Holdco LLC, a wholly owned subsidiary of Blackstone.

“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Blackout Period” means (i) the Company’s regularly quarterly restricted trading period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect or (ii) a reasonable period not in excess of the applicable limits specified below in the event that the Board determines in good faith that any registration or sale pursuant to any registration statement would reasonably be expected to interfere with any bona fide financing of, or material transaction under consideration by, the Company, require disclosure of material information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Company, or otherwise materially adversely affect the Company. Notwithstanding anything otherwise to the contrary, with respect to any Blackout Periods described in clause (ii) above, in any (12) month period, (A) there shall not be more than one (1) such Blackout Period and (B) the length of such Blackout Period shall not exceed thirty (30) days.

“Blackstone” means Blackstone Inc.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized by Applicable Law to be closed.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company (it being understood that, if the Company Common Stock, as a class, shall be reclassified, exchanged or converted into another security (including as a result of a merger, consolidation or otherwise) or the right to receive such security, each reference to Company Common Stock in this Agreement shall refer to such other security into which the Company Common Stock was reclassified, exchanged or converted).

“Company Group” means (a) the Company, (b) each Subsidiary of the Company immediately after the Separation Time, and (c) each other Person that is controlled, directly or indirectly, by the Company immediately after the Separation Time.

“Contract” means any contract, agreement, indenture, note, bond, loan, instrument, license or other enforceable arrangement or agreement.

“Demand Registrations” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“Governmental Entity” means any domestic or foreign court, tribunal, commission or governmental authority, instrumentality (including any legislature, commission, regulatory or administrative agency, governmental branch, bureau or department) or agency or any self-regulatory body.

“Indemnified Party” has the meaning set forth in Section 4.3.

“Indemnifying Party” has the meaning set forth in Section 4.3.

“IPO” has the meaning set forth in the Recitals.

“Long-Form Registrations” has the meaning set forth in Section 2.1(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Governmental Entity or other entity.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Registrable Securities” means (a) the Company Common Stock held by AIG and (b) any other securities issued in respect of the securities described in clause (a) of this definition, including by way of a dividend, distribution or equity split or in connection with an exchange or a combination of shares, recapitalization, or reclassification. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities at the earliest date when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) have been sold to the public in compliance with Rule 144 (or any similar or successor rule then in force) or (iii) have been repurchased by the Company or any Subsidiary.

“Registration Expenses” has the meaning set forth in Section 3.1.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933.

“Separation Agreement” has the meaning set forth in the Recitals.

“Separation Time” means 12:01 a.m. Eastern Time on the date on which the closing of the IPO is consummated.

“Shelf Registration” has the meaning set forth in Section 2.1(a).

“Shelf Take-down” has the meaning set forth in Section 2.1(d).

“Stockholders Agreement” means the Stockholders Agreement, dated as of November 2, 2021, by and among, the Company, AIG and Argon.

“Subsidiary” of any Person at the time in question means another Person more than 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or more than 50% of the equity securities of which, is at such time owned directly or indirectly by such first Person.

1.2              Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import are used in this Agreement, they shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the word “or” is used in this Agreement, it shall not be exclusive. Whenever the word “extent” in the phrase “to the extent” is used in this Agreement, it shall be deemed to mean the degree to which a subject or other thing extends and shall not mean simply “if.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. This Agreement has been fully negotiated by both parties and shall not be construed by any Governmental Entity against either party by virtue of the fact that such party was the drafting party.

Article II
REGISTRATION RIGHTS

2.1              Demand Registrations.

(a)               Subject to the provisions of this Article II, at any time, (i) AIG may request registration under the Securities Act of all or any portion of its Registrable Securities on Form S-1 (excluding a Shelf Registration) or any successor long-form registration statement (“Long-Form Registrations”) subject to and in accordance with Section 2.1(b) and (ii) AIG may, if available, request registration under the Securities Act of all or any portion of its Registrable Securities on a shelf registration statement on Form S-3 or any successor short-form registration statement (a “Shelf Registration”), subject to and in accordance with Section 2.1(b); provided, that the Company shall not be obligated to effect more than four (4) Demand Registrations (as defined below) in any twelve (12)-month period. All registrations requested pursuant to this Section 2.1(a) by AIG are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of shares requested to be registered and the intended method of distribution.

(b)               If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering, then the Company shall include (i) first, all Registrable Securities requested to be sold by AIG, if any, in such Demand Registration up to that number of securities that in the opinion of such underwriters can be sold in such offering without adversely affecting the marketability of the offering and (ii) second, any other securities requested to be included.

(c)               Notwithstanding anything to the contrary in this Agreement, (i) the Company shall not be obligated to effect any Demand Registration during any period in which the Company is restricted from effecting a registration, offering or sale of shares of Company Common Stock pursuant to a lock-up or similar agreement entered into in connection with any offering or sale of Company Common Stock registered with the SEC; provided, that the restriction period thereunder shall not exceed one hundred eighty (180) days after the effective date of the Company’s IPO or sixty (60) days after the effective date of any other public offering (unless the managing underwriter advises otherwise), and (ii) the Company may postpone the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration (and therefore suspend sales of Registrable Securities thereunder in accordance with Section 2.1(a)) during any Blackout Period; provided that only in such event, AIG shall be entitled to withdraw such request for a Demand Registration and, if so withdrawn, such Demand Registration shall not count against the total number of Demand Registrations provided for in Section 2.1(a).

(d)               If any Demand Registration, including any take-downs off a Shelf Registration (each, a “Shelf Take-down”), is an underwritten offering, then AIG shall have the right to select the managing underwriters to administer such offering.

(e)               For so long as AIG holds any Registrable Securities, the Company and its Affiliates shall not, without AIG’s prior written consent, enter into any Contract providing another Person with registration rights that would conflict with the provisions of this Article IV.

2.2              Piggyback Registrations. (a) Subject to the terms and conditions of this Agreement, whenever the Company proposes to register any of its securities for sale for cash under the Securities Act, whether proposed to be offered for sale by the Company or by any other Person (other than (i) pursuant to a Demand Registration, (ii) in connection with any registration on Form S-4, S-8 or any successor or similar form, (iii) in connection with a registration relating to a merger, acquisition, business combination transaction or reorganization of the Company or other transaction under Rule 145 of the Securities Act or (iv) a registration in which the only securities being registered are common stock issuable upon conversion of debt securities that are also being registered) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to AIG of its intention to effect such a registration and, subject to Section 2.2(b) and Section 2.2(c), shall use reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein from AIG within five (5) Business Days after the delivery of the Company’s notice.

(b)               If the Piggyback Registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise AIG as a part of the written notice given. In such event, the right of AIG to registration pursuant to this Section 2.2(b) shall be conditioned upon AIG’s participation in such underwriting and the inclusion of AIG’s Registrable Securities in the underwriting to the extent provided herein. If AIG exercises its Piggyback Registration rights it shall enter into an underwriting agreement in customary form with the representative of the managing underwriters selected by the Company. Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting.  The Company shall so advise AIG, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows:  (i) first, to the Company for securities being sold for its own account, (ii) second, to Argon, to the extent Argon is permitted to include securities at such time, and is entitled to priority with respect thereto, under the terms of the Stockholders Agreement, (iii) third, to AIG, and (iii) fourth, to any other holders of the Company’s securities.

(c)               The Company shall have the right to terminate or withdraw any registration prior to the effectiveness of such registration whether or not AIG has elected to include securities in such registration.

2.3              Registration Limitations(a). Subject to Section 3.2(a), the Company will use reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by Applicable Law, to each applicable registration statement and file any other required document so that such registration statement will be available at all times during the period for which such registration statement is required pursuant to this Agreement to be effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to AIG, to postpone the filing of any registration statement for any Long-Form Registration or Shelf Registration and to require the holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities in connection with any Long-Form Registration, Shelf Registration or Shelf Take-down during any Blackout Period. No sales may be made by AIG under any registration statement during any Blackout Period of which the Company has provided notice to AIG. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall notify AIG promptly upon each of the commencement and the termination of each Blackout Period. In connection with the expiration of any Blackout Period, the Company, to the extent necessary and as required by Applicable Law, shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the registration statement or the prospectus, or any document incorporated therein by reference, or file any other required document, so that the applicable registration statement will be available for registration of registrable securities as contemplated hereby. A Blackout Period described in clause (ii) of the definition thereof shall be deemed to have expired when the Company has notified AIG that the Blackout Period has so expired and the registration statement is available. Upon expiration of a Blackout Period described in clause (i) of the definition thereof, any additional duration of a Blackout Period will be deemed to be a Blackout Period described in clause (ii) of the definition thereof and subject to the limitations therein.

Article III
REGISTRATION EXPENSES AND PROCEDURES

3.1              Registration Expenses. All expenses incurred in connection with any registration statement or registration under the Securities Act (including a Long-Form Registration, Shelf Registration or Shelf Take-down) covering shares held by seller of securities pursuant to a registration under this Agreement, including all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, filing expenses, printing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for the Company (including the fees and disbursements of one, but not more than one, outside legal counsel for sellers of securities pursuant to a registration under this Agreement) and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and the Company also shall pay all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Notwithstanding anything to the contrary contained herein, each seller of securities pursuant to a registration under this Agreement shall bear and pay (i) all underwriting discounts and commissions and (ii) any stock transfer taxes applicable to the securities sold for such seller’s account.

3.2              Registration Procedures.

(a)  With respect to a registration of Registrable Securities, subject to Section 2.2(c) and Section 2.3, the Company shall use its reasonable best efforts to:

(i)	(A) except in the case of a Shelf Registration, keep such registration effective for a period ending on the earlier of the date that is one-hundred and twenty (120) days from the effective date of the registration statement or such time as AIG has completed the distribution described in the registration statement relating thereto and (B) in the case of a Shelf Registration, keep such registration effective for a period ending on the date that is twenty-four (24) months from the effective date of the registration statement;

(ii)	prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in (i) above;

(iii)	furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as AIG may from time to time reasonably request;

(iv)	notify AIG (to the extent selling Registrable Securities covered by such registration statement) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to AIG a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(v)	comply with all applicable rules and regulations of the SEC;

(vi)	cause all such Registrable Securities registered pursuant to this Agreement to be listed on the national securities exchange on which securities of the same class as such Registrable Securities are then listed, if any;

(vii)	cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority, Inc. and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(viii)	take such actions as shall be reasonably requested by AIG or the lead managing underwriter of an underwritten offering to facilitate such offering, including without limitation, making customary road show presentations, making senior management of the Company available to assist, and, in a customary manner, holding meetings with and making calls to potential investors; and

(b)               enter into customary agreements (including, in the case of an underwritten offering, one or more underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and in connection therewith: (A) make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings; (B) obtain opinions of counsel to the Company addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings; (C) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings; (D) deliver such documents and certificates as the sole underwriter or managing underwriter, if any, or its counsel, shall reasonably request to evidence the continued validity of the representations and warranties made in accordance with Section 3.2(a)(ix)(A) above and to evidence compliance with any customary conditions contained in the underwriting agreement; (E) facilitate the settlement of such Registrable Securities through the facilities of The Depository Trust Company. The above, as set forth in Section 3.2(a)(iii) through Section 3.2(a)(viii), shall be done at such times as customarily occur in similar offerings; and (F) cause its Affiliates (including any registered investment companies, registered investment advisers and management investment companies) to, upon request of AIG at any time following completion of the IPO, either (i) obtain a no-action letter, interpretive guidance, exemptive order or other relief from the SEC to the effect that sales of securities by AIG undertaken subsequent to the IPO do not constitute an “assignment” (as defined in the Investment Company Act of 1940, as amended or the Investment Advisers Act of 1940, as amended) of any investment advisory contract to which the Company or its Affiliates is party, or (ii) if such sales would constitute an assignment, to obtain the requisite client consents to such assignments (including, for this purpose, the approval of the board of directors and shareholders of any client that is a registered investment company, or a new investment advisory contract and, if applicable, a new sub-advisory contract with any sub-adviser whose contract would terminate as a result of such assignment), and in connection with the foregoing, the Company shall, and shall cause its Affiliates to, take all steps necessary to obtain such relief or consents, including, (x) in the case of clause (i), through the preparation and submission of a request for noaction relief or exemptive application, and (y) in the case of clause (ii), preparing and filing with the SEC a proxy statement, promptly responding to any comments from the SEC on any proxy statement, hiring a proxy solicitation firm, distributing a proxy statement to relevant parties and holding a shareholder meeting and preparing and delivering such other documents as may be necessary to solicit the consent of client that are not registered investment companies. AIG shall furnish to the Company such information regarding AIG and the distribution proposed by AIG as shall be reasonably required in connection with any registration, qualification or compliance referred to in Article II.

Article IV
INDEMNIFICATION

4.1              Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless AIG, each of its Affiliates and its and their officers, directors and managers, and each person controlling AIG within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on:  (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus or other document incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse AIG, each of its Affiliates and its and their officers, directors and managers, and each person controlling AIG as provided above, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by AIG specifically for use therein; and provided, further, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

4.2              Indemnification by AIG. To the extent permitted by law, AIG will, if Registrable Securities held by AIG are included in the securities as to which any registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, managers, legal counsel and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on:  (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and the Company’s officers, directors and managers, legal counsel, and accountants, persons, underwriters, or control persons as provided above, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by AIG and stated by AIG to be specifically for use therein; provided, however, that the obligations of AIG hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of AIG (which consent shall not be unreasonably withheld, conditioned or delayed); provided further that the obligations of AIG hereunder shall be limited to the net proceeds received by AIG from the sale of securities under any such registration statement or offering hereunder.

4.3              Notices of Claims. Each party entitled to indemnification under this Section 4.3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, however, that the Indemnified Party may participate in such defense at such party’s expense; and provided further, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.3 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

4.4              Contribution.

(a)               If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding anything in this Section 4.4 to the contrary, AIG shall not be required to contribute any amount pursuant to this Section 4.4 in excess of the amount by which (a) the net proceeds received by AIG from the sale of Registrable Securities in the offering to which the misstatement or omission relates exceeds (b) the amount of any damages that AIG has otherwise been required to pay by reason of such misstatement or omission.

(b)               Notwithstanding the foregoing provisions of this Section 4.4, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Article V
RULE 144

5.1              Rule 144 Reporting. With a view to making available to AIG the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) that may permit the sale of the Registrable Securities to the public without registration, the Company, following the first anniversary of the date on which the Company completes an IPO, agrees to use its reasonable best efforts to:

(a)               make and keep current public information available, within the meaning of Rule 144, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b)               file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c)               so long as AIG Beneficially Owns any Registrable Securities, furnish to AIG forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as AIG may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration (in each case to the extent not readily publicly available).

Article VI
GENERAL PROVISIONS

6.1              Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; provided, in each case, that the sender shall not have received a notice of failure to send, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

Corebridge Financial, Inc.

21650 Oxnard Street

Suite 750

Woodland Hills, CA 91367

Attention: General Counsel

Email:       chris.nixon@aig.com

if to AIG, to:

American International Group, Inc.
1271 Avenue of the Americas
41st Floor
New York, New York 10020
Attention: General Counsel
Email:       lucy.fato@aig.com

6.2              Amendment; Waiver.

(a)               This Agreement may be amended, restated, supplemented, modified or terminated, in each case, only by a written instrument signed by each of the Company and AIG.

(b)               A provision of this Agreement may only be waived by a written instrument signed by the party waiving a right hereunder. No delay on the part of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of a party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

6.3              Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by a party without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void; provided that AIG may, without the prior written consent of the Company, assign its rights and interests, and delegate its obligations, under this Agreement, in each case in whole or in part, to (i) any transferee of at least two and one-half percent (2.5%) of the number of shares of Company Common Stock Beneficially Owned by AIG immediately following the completion of the IPO and (ii) an Affiliate of AIG to which AIG transfers shares of Company Common Stock Beneficially Owned by AIG; provided, however, that in the case of clause (ii), no such assignment or delegation shall relieve AIG of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

6.4              Third Parties. Except as otherwise expressly provided for in this Agreement, this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies.

6.5              Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

6.6              Arbitration; Jurisdiction; Waiver of Jury Trial.

(a)               Each party hereto hereby agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be resolved by a panel of three arbitrators in a confidential expedited arbitration administered by the American Arbitration Association (“AAA”) under the AAA’s Commercial Arbitration Rules and Mediation Procedures, and judgment on the award rendered by such arbitrators may be entered in any court having jurisdiction thereof. Unless the parties to such action otherwise agree to conduct any arbitration proceeding pursuant to this Section 6.6(a) elsewhere, such proceeding shall be seated and any decision shall be rendered in New York, New York. The arbitration hearings shall take place in New York, New York at a venue to be selected by mutual agreement of the parties to such action. The award rendered by the arbitrators shall be reasoned, final and binding on the parties to the action; provided that (i) by agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue an injunction, order of specific enforcement, attachment or other form of provisional remedy or non-monetary relief and a request for such remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate, and (ii) in addition to the authority conferred upon the tribunal by the rules specified above, the tribunal shall also have the authority to grant provisional remedies, including injunctive relief. Any settlement discussions or arbitration proceedings to settle the action occurring under this Agreement shall be conducted in strict confidence. Except as necessary to enforce an award or as required by Applicable Law, no information or documents produced, generated or exchanged in connection with settlement discussions or arbitration proceedings (including any award(s) that might be rendered by the tribunal) shall be disclosed to any Person without the prior written consent of all parties to the settlement or arbitration proceedings. This restriction shall not apply to public records or other documents obtained by the parties in the normal course of business independent of any settlement discussions or arbitration proceedings.

(b)               Each party hereto hereby agrees that any action directly or indirectly, arising out of, under or relating to this Agreement for an injunction, order of specific enforcement, attachment or other form of provisional remedy or non-monetary relief shall be brought in and shall exclusively be heard and determined by the Court of Chancery of the State of Delaware and, solely in connection with any such action contemplated by this Section 6.6(b), (i) irrevocably and unconditionally consents and submits to the foregoing and (ii) solely with respect to the actions contemplated by this Section 6.6(b), (A) irrevocably and unconditionally waives any objection to the laying of venue in respect of the Court of Chancery of the State of Delaware courts, (B) irrevocably and unconditionally waives and agrees not to plead or claim that the Court of Chancery of the State of Delaware is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (C) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by Applicable Law shall be valid and sufficient service thereof. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO OTHER PARTY OR REPRESENTATIVE, AGENT OR ATTORNEY THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6(B).

6.7              Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives any defense or counterclaim, that there is an adequate remedy at law. The parties further agree that nothing contained in this Section 6.7 shall require a party to institute any action for (or limit such party’s right to institute any action for) specific performance under this Section 6.7 before exercising any other right under this Agreement.

6.8              Entire Agreement. The Separation Agreement, this Agreement, the other Ancillary Agreements and any schedules or exhibits hereto or thereto constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this Agreement.

6.9              Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

6.10          Table of Contents, Headings and Captions. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.11          Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Each party may deliver its signed counterpart of this Agreement to the other party by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.

6.12          Certain Adjustments. In the event of any stock split, stock dividend, reverse stock split, any stock combination or similar event, any references to a number of shares of Company Common Stock shall be appropriately adjusted to give effect to such stock split, stock dividend, reverse stock split, any stock combination or similar event.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

COREBRIDGE FINANCIAL, INC.

By:	/s/ Christina Banthin
	Name:	Christina Banthin
	Title:	Chief Corporate Counsel and Corporate Secretary

[Signature Page to Registration Rights Agreement]

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Lucy Fato
Name: Lucy Fato
Title: Executive Vice President, General Counsel & Global Head of Communications and Government Affairs

[Signature Page to Registration Rights Agreement]